UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 2, 2016

ADVERUM BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36579	20-5258327
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 272-6269

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed, on October 10, 2016, Amber Salzman Ph.D. was appointed Chief Executive Officer of Adverum Biotechnologies, Inc. (the “Company”) and Paul Cleveland, the Company’s former Chief Executive Officer, was appointed Executive Chairman of the Company, in each case effective as of October 14, 2016.

Paul Cleveland

In connection with Mr. Cleveland’s appointment as Executive Chairman of the Company, on November 2, 2016, Mr. Cleveland and the Company entered into an amendment (the “Cleveland Amendment”) to his offer letter of November 19, 2015. The Cleveland Amendment sets forth certain of Mr. Cleveland’s responsibilities as Executive Chairman, including that Mr. Cleveland will share responsibility with Dr. Salzman for development of the Company’s overall strategy, communication of the Company’s overall strategy to investors and analysts and representation of the Company to the medical, scientific and financial communities. Pursuant to the Cleveland Amendment, Mr. Cleveland will serve as Executive Chairman until the earlier of (i) his resignation or termination and (ii) the Company’s next annual shareholders meeting, unless otherwise mutually agreed between Mr. Cleveland and the Company (the “Cleveland Employment Period”). During the Cleveland Employment Period, Mr. Cleveland will devote such time to his responsibilities as Executive Chairman as he deems appropriate.

Under the terms of the Cleveland Amendment, during the Cleveland Employment Period, Mr. Cleveland will receive an annual base salary of $324,000, a 2016 bonus of $297,000 and a 2017 bonus of $178,200, prorated based upon the amount of days Mr. Cleveland serves as Executive Chairman during 2017. Mr. Cleveland’s existing equity awards will continue to vest during the Cleveland Employment Period, and each vested equity award will be exercisable until the earlier of (i) three years after the later of the (x) Cleveland Employment Period or (y) his resignation from the Company’s Board of Directors and (ii) the applicable expiration date for such equity award.

In addition, upon the expiration of the Cleveland Employment Period, provided that such expiration is not the result of Mr. Cleveland’s resignation or termination, Mr. Cleveland will be entitled to receive a lump sum payment of $540,000 and up to twelve months of continued healthcare coverage. Receipt of these benefits is conditioned upon Mr. Cleveland executing and not revoking a release of claims against the Company.

Amber Salzman, Ph.D.

In connection with Dr. Salzman’s appointment as Chief Executive Officer of the Company, on November 2, 2016, Dr. Salzman and the Company entered into an amendment (the “Salzman Amendment”) to her offer letter of January 29, 2016. Under the terms of the Salzman Amendment, Dr. Salzman’s target bonus amount, for both 2016 and thereafter, was increased to 50% of her base salary earned during such bonus year.

The foregoing descriptions of the Cleveland Amendment and the Salzman Amendment are qualified in their entirety by reference to the full text of such agreements, copies of which the Company intends to file as exhibits to its Annual Report on Form 10-K for the period ending December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2016	ADVERUM BIOTECHNOLOGIES, INC.

	By:	/s/ Leone Patterson
Leone Patterson, Chief Financial Officer